UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2008

MMA MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	333-104647	33-0843696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9440 S. Santa Monica Blvd., Suite 400 Beverly Hills, California		90210
(Address of Principal Executive Offices)		(Zip Code)

(310) 402-5901
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                       Entry into a Material Definitive Agreement.

On January 24, 2008, MMA Media Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Poise Profit International, Ltd., a private British Virgin Islands corporation (“Priveco”), and the shareholders of Priveco. Pursuant to the terms of the Share Exchange Agreement, we agreed to acquire all of the issued and outstanding shares of Priveco’s common stock in exchange for the issuance of 41,514,179 shares of our common stock (on a post-stock split basis as described under Item 8.01 of this Current Report on Form 8-K) to the shareholders of Priveco. Pursuant to the terms of the Share Exchange Agreement, upon the closing of the transaction, if any, Priveco will become a wholly-owned subsidiary of the Company and Priveco’s shareholders will (a) own up to 70% of our outstanding common stock (subject to reduction by 6% in accordance with the escrow arrangements described below), (b) designate two of the five members of our Board of Directors and (c) appoint our executive officers.  Our Board of Directors and shareholders have approved the Share Exchange Agreement and the transactions contemplated thereby.

Priveco, through its Chinese subsidiary HAIE High-Tech Engineering (Hong Kong) Co., Ltd. (“High-Tech”), is principally engaged in designing, marketing, licensing, fabricating, implementing and servicing energy recovery systems capable of capturing industrial waste energy to reuse in industrial processes or to produce electricity and thermal power. High-Tech has installed more than 100 energy recovery systems and has deployed its systems throughout China and in a variety of international markets including in Egypt, Turkey, Korea, Vietnam and Malaysia.

Following is a brief description of certain material terms and conditions of the Share Exchange Agreement:

•                  On or prior to the closing of the Share Exchange Agreement, the Company must complete an equity financing of at least $8,500,000 (the “Financing”) by issuing Series A preferred stock at a price of $1.08 per share and warrants to purchase our common stock at an exercise price of $1.29 per share;

•                  At the closing, we will place 3,558,358 (on a post-stock split basis as described under Item 8.01 of this Current Report on Form 8-K) shares of our common stock issuable to the Priveco shareholders at the closing into an escrow account with an escrow agent mutually acceptable to us and the Priveco shareholders to be released to either:  (a) the Priveco shareholders if High-Tech meets certain financial targets for the period ending December 31, 2008; or (b) to the investors in the Financing described above if High-Tech does not meet the financial targets; and

•                  Priveco must deliver to the Company audited financial statements for its last two fiscal years, prepared in accordance with U.S. GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

In addition, the Share Exchange Agreement contains certain other provisions which are customary for agreements of this nature, such as additional closing conditions, representations, warranties, covenants and indemnities.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by the contents of the Share Exchange Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K.

We expect to close the transaction contemplated by the Share Exchange Agreement before the end of the first quarter of 2008. Due to the conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will close the Share Exchange Agreement.

On January 29, 2008, we entered into a Consulting Agreement as further described in Item 3.02 of this Current Report on Form 8-K.  The disclosure set forth under Item 3.02 with respect to the Consulting Agreement is incorporated herein by reference.

Item 2.01                                       Completion of Acquisition or Disposition of Assets.

In connection with and as a condition to closing the Share Exchange Agreement, we entered into and closed an Asset Purchase Agreement (the “Asset Purchase Agreement”) with MMA Acquisition Company, a Delaware corporation (“MMA Acquisition”), on January 25, 2008. MMA Acquisition is owned by ARC Investment Partners, LLC (“ARC”), one of our significant shareholders, and its sole director and officer is Michael Kurdziel, who is also our sole director and officer. ARC is controlled by Adam Roseman who, along with entities affiliated with Mr. Roseman, including ARC, currently (prior to taking into account the closing of the Share Exchange Agreement or the Financing and the issuance of the Warrant or any exercise thereof (as described in Item 3.02 of this Current Report on Form 8-K)) owns or controls approximately 28% of our outstanding shares of common stock. Michael Kurdziel is a Managing Director of ARC and currently (prior to taking into account the closing of the Share Exchange Agreement or the Financing and any securities held by ARC) owns or controls approximately 6% of our outstanding shares of common stock.

Pursuant to the terms of the Asset Purchase Agreement, we sold substantially all of our assets to MMA Acquisition in exchange for MMA Acquisition’s assuming a substantial majority of our outstanding liabilities. The transferred assets consist of letters of intent for the proposed acquisitions of each of MMAWeekly.com, dated June 9, 2007, and Blackbelt TV, Inc., dated July 16, 2007, and all shares of common stock in Blackbelt TV, Inc. owned by the Company, among other things. The assumed liabilities consist of approximately $87,000 of payables. Pursuant to the terms of the Asset Purchase Agreement, we also agreed to change our corporate name within 90 days of January 25, 2008 so as not to include the words “MMA Media” or any derivation of variation thereof.

In addition, the Asset Purchase Agreement contains certain other provisions which are customary for agreements of this nature, such as representations, warranties, covenants and indemnities.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by the contents of the Asset Purchase Agreement attached as Exhibit 2.2 to this Current Report on Form 8-K.

Item 3.02                                       Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Share Exchange Agreement is incorporated herein by reference. We expect that the issuance of shares of our common stock pursuant to the terms of the Share Exchange Agreement will be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S promulgated thereunder, based upon our compliance with such rules and regulations. In that respect, we expect:  (a) that the offer and sale will be made in an offshore transaction, (b) that no direct selling efforts will be made in the United States, (c) to implement necessary offering restrictions, (d) that the offer and sale will not be made to a U.S. person or for the account or benefit of a U.S. person and the Priveco shareholders will provide the necessary certifications to that effect, (e) that the Priveco shareholders will agree to the resale limitation imposed by Regulation S, (f) that the issued securities will contain the necessary restrictive legend, and (g) that we will provide the Priveco shareholders with the necessary notice about the restrictions on offer or sale of the securities.

On January 29, 2008, we entered into a Consulting Agreement (the “Consulting Agreement”) with ARC pursuant to which we engaged ARC to provide the Company with various sales, marketing and other advisory services in connection with the Share Exchange Agreement and the Financing, among others. The term of the Consulting Agreement expires on July 31, 2008. As compensation for the services to be rendered by ARC under the Consulting Agreement, we agreed to: (a) issue to ARC a warrant (the “Warrant”) to purchase 4,169,951 shares of our common stock (on a post-stock split basis as described under Item 8.01 of this Current Report on Form 8-K) at an exercise price of $1.08 per share; and (b) pay to ARC a one-time cash fee of $500,000 upon the successful listing of our company on NASDAQ or the American Stock Exchange on or before the first anniversary of the date of the Consulting Agreement, so long as we have received a total equity investment of at least $20 million following the execution of the Consulting Agreement and prior to the first anniversary of the date of the Consulting Agreement. The Warrant will vest and be exercisable on the last day of each calendar month during the term of the Consulting Agreement commencing on February 29, 2008 in five equal installments of 694,991 shares per month with the balance of 694,996 shares vesting on July 31, 2008 so that all shares are fully vested and exercisable on such date. If we terminate the Consulting Agreement, all unvested portions of the Warrant on the effective date of such termination will become fully vested and immediately exercisable but if ARC terminates the Consulting Agreement, all unvested portions of the Warrant will be forfeited. In the event that we propose to register any of our securities under the Securities Act by filing any form of registration statement (other than on Form S-4 or Form S-8 or the successor form of either of them) at any time after the date of the Consulting Agreement that would legally permit the inclusion of the common stock underlying the Warrant, we must give ARC written notice thereof and provide ARC an opportunity to include in such registration statement all common stock underlying the Warrant.

We believe that the issuance of the Warrant is exempt from registration under Section 4(2) of the Securities Act because: (a) we issued securities to only one security holder; (b) we have not conducted any general solicitation or general advertising in connection with the issuance; (c) ARC agreed to hold the Warrant and the underlying shares of common stock for its own account and not on behalf of others; (d) ARC represented that it acquired the Warrant and will acquire the underlying shares of common stock for investment purposes only and not with a view to sell them; and (e) the Warrant certificate and the certificates for the underlying shares of common stock will contain a restrictive legend in accordance with the rules and regulations of the Securities Act.

The foregoing descriptions of the Consulting Agreement and the Warrant are qualified in their entirety by the contents of the Consulting Agreement and Warrant attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K.

Item 8.01                                       Other Events.

On January 30, 2008, we issued a press release announcing the execution of the Share Exchange Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to the terms of the Asset Purchase Agreement, we are obligated to change our corporate name. Accordingly, our Board of Directors and shareholders approved the filing of an amendment to our Certificate of Incorporation to change our name to “China Energy Recovery, Inc.” in anticipation of the closing of the Share Exchange Agreement.  In addition, our Board of Directors and shareholders approved a nine-for-one reverse stock split of our issued and outstanding common stock in anticipation of the Share Exchange Agreement and the Financing in which every nine shares of our common stock would be converted into one share of our common stock. The record date for the reverse stock split is February 4, 2008 and we expect that the name change and reverse stock split to take effect on February 5, 2008.  We believe that the Company’s new symbol for the trading of our common stock on the Over-The-Counter Bulletin Board will be “CERI.OB.”

The information contained in this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                       Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Identification of Exhibit
2.1

Share Exchange Agreement made effective as of January 24, 2008 among China Energy Recovery, Inc., Poise Profit International, Ltd. and the selling shareholders of Poise Profit International, Ltd. as set out in the Share Exchange Agreement

2.2	Asset Purchase Agreement dated January 25, 2008 between MMA Media Inc. and MMA Acquisition Company
4.1	Form of Warrant issued under the Consulting Agreement
10.1	Consulting Agreement dated as of January 29, 2008 between MMA Media Inc. and ARC Investment Partners, LLC
99.1	Press Release dated January 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Media Inc.

Date: January 30, 2008	By:	/s/ Michael Kurdziel
Michael Kurdziel
Chief Executive Officer